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                                                                     EXHIBIT 5.1




                           Harney, Westwood & Riegels
                       Barristers, Solicitors, Notaries,
                          Patent and Trade Mark Agents
                               Craigmuir Chambers
                                  P.O. Box 71
                                   Road Town
                        Tortola, British Virgin Islands




                                26 December 1996




Our Ref: FAB/prs/13-0336.001

Fuller, Tubb & Pomeroy
800 Bank of Oklahoma Plaza
201 Robert S. Kerr Avenue
Oklahoma City, OK  73102



                                         Re:  Dransfield China Paper Corporation


Dear Sirs:

         We are British Virgin Islands counsel to Dransfield China Paper Corporation, a company incorporated in the British Virgin Islands. We have reviewed Amendment No. 1 to Form S-1 Registration Statement and are of the opinion that the securities being registered have been legally issued, are fully paid, and are non-assessable.

Yours faithfully,

HARNEY, WESTWOOD & RIEGELS

/s/ Fiona Bada